                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12

                       COMMUNITY CENTRAL BANK CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                       COMMUNITY CENTRAL BANK CORPORATION
                              100 NORTH MAIN STREET
                             MOUNT CLEMENS, MI 48043


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 16, 2002

                   TO THE HOLDERS OF SHARES OF COMMON STOCK OF
                       COMMUNITY CENTRAL BANK CORPORATION

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of COMMUNITY CENTRAL BANK CORPORATION will be held at the Fern Hill Country Club, 17600 Clinton River, Clinton Township, Michigan, on Tuesday, April 16, 2002, at 9:00 A.M., for the purpose of considering and voting upon the following matters:

         1. ELECTION OF DIRECTORS. To elect three Class III directors for a three year term, as detailed in the accompanying Proxy Statement.

         2. APPROVAL OF 2002 INCENTIVE PLAN. To approve the 2002 Incentive Plan, as detailed in the accompanying Proxy Statement.

         3. OTHER BUSINESS. To transact such other business as may properly be brought before the meeting, or any adjournment or adjournments of the meeting.

         Only those stockholders of record at the close of business on Tuesday, February 26, 2002, shall be entitled to notice of and to vote at the meeting.

         We urge you to sign and return the enclosed proxy ballot as promptly as possible, whether or not you plan to attend the meeting in person. We would appreciate receiving your proxy ballot by Tuesday, April 2, 2002.

By Order of the Board of Directors,



David A. Widlak
Chairman of the Board
  and Chief Executive Officer
Community Central Bank Corporation




Dated:  March 19, 2002

Community Central Bank Corporation
Letter to Shareholders

Dear Shareholder:

         2001 will go down as an historic year for Community Central Bank Corporation. It was the last year in which our bank was considered "de novo" or a new bank. It was also the year in which the investment community has taken notice of the efforts of our directors, employees, and stockholders. On behalf of the Board of Directors, management and employees of the corporation and subsidiaries, we are proud to report on our accomplishments for 2001.

         Our net income for the year rose 14% to $1,626,000, or $0.62 per share, basic and diluted, compared with $1,424,000, or $0.55 per share, basic and diluted, for 2000. This was our 15th consecutive quarter of profitability and fourth consecutive year of profitability. It's noteworthy that our net interest margin remained quite resilient, ending the fourth quarter at 3.67%.

         Over and above the positive operating results, 2001 was a year of progress and accomplishment.

         The cover of this report celebrates the acceptance of our stock for listing on the Nasdaq National Market System. This acceptance for Nasdaq trading is, in effect, a recognition of our growth and profitability and an acknowledgment of the great job being done by the entire Community Central team. The Nasdaq listing also signals that our daily trading data and share price are reported in national business publications such as the Wall Street Journal, and on national electronic trade-reporting systems used by stockbrokers and brokerages across the country.

         Another exciting achievement for 2001 was the successful launch in July of our new mortgage subsidiary, Community Central Mortgage Company, LLC. In addition to providing a superior mortgage banking service for our customers, mortgage banking gives us an opportunity to increase our market presence, build on our name, diversify our service base, cross-sell services to our existing customers and new customers alike, and generate additional fee income for the bank and holding company. Our new mortgage company activity contributed significantly to our profitability in both the third and fourth quarters of the year.

         During 2001 we also rolled out online banking for both commercial and consumer customers. Online banking adds considerable convenience for our customers and also keeps us at the leading edge of technology. Our 24-hour system was designed to be among the most user-friendly of any in use and allows consumers to check account balances, transfer funds among accounts, verify deposits, review checks cleared, pay bills, and export information for personal financial management to several common software programs. There are additional capabilities for commercial customers, including wire transfers, direct payroll deposits, electronic bill payment and account relationships. Online banking is becoming one of our most popular services.

Letter to Shareholders
Page 2


         2001 also saw Community Central Bank combine customer convenience and value by commencing an ATM worldwide rebate program. Under the program, customers may use any ATM machine in the world, and any fees charged will be rebated to the customer up to the first $10 per month. This allows Community Central Bank, the hometown bank, to provide worldwide big bank service to our customers.

         Looking forward, we are decidedly optimistic about 2002. We intend to build upon our position in our current market and to increase our presence in new markets. First and foremost, we plan to expand the breadth of our mortgage banking operations. This will generate fee revenue and add to our visibility and ability to sell products in our market. We continuously strive to enhance our customer service and plan to implement software to help us serve our customers better. Among other plans for 2002, we are working with a new marketing agency and expect to introduce a new advertising campaign by midyear.

         We would like to remind shareholders that you have a Private Banker to help you open or change accounts, and to take advantage of our Shareholder Rewards program. This program offers shareholders special rates on loans and deposits at Community Central Bank. For questions or to take advantage of our Shareholder Rewards perks, simply contact director Celestina Giles, at 586-783-4392 or cgiles@communitycentralbank.com.

         On behalf of the Board of Directors, we would like to extend our thanks to the hardworking team at Community Central Bank and Community Central Mortgage Company and all of our shareholders for your continued trust and support.

Sincerely,



David A. Widlak
Chairman of the Board and Chief Executive Officer
Community Central Bank Corporation




Ronald R. Reed
President and Chief Executive Officer
Community Central Bank

                       COMMUNITY CENTRAL BANK CORPORATION
                              100 NORTH MAIN STREET
                             MOUNT CLEMENS, MI 48043

                                                                  March 19, 2002

                                 PROXY STATEMENT

                               GENERAL INFORMATION

         This Proxy Statement is furnished to stockholders of Community Central Bank Corporation (the "Corporation") in connection with the solicitation of proxies by the Board of Directors of the Corporation, for use at the Annual Meeting of Stockholders of the Corporation to be held on Tuesday, April 16, 2002, at 9:00 A.M., at the Fern Hill Country Club, 17600 Clinton River, Clinton Township, Michigan, and at any and all adjournments of the meeting. It is expected that the proxy materials will be mailed to stockholders on or about March 19, 2002.

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its exercise. Unless the proxy is revoked, the shares represented by it will be voted at the Annual Meeting or any adjournment of the meeting.

         The entire cost of soliciting proxies will be borne by the Corporation. Proxies may be solicited by mail or telegraph, or by directors, officers, or regular employees of the Corporation or its subsidiary, in person or by telephone. The Corporation will reimburse brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses for forwarding soliciting material to the beneficial owners of common stock of the Corporation.

         The Board of Directors, in accordance with the By-Laws of the Corporation, has fixed the close of business on February 26, 2002, as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and at any and all adjournments of the meeting.

         At the close of business on the record date, the outstanding number of voting securities of the Corporation was 2,661,922 shares of common stock, each of which is entitled to one vote. A majority of the outstanding shares will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.


                              ELECTION OF DIRECTORS

         The Corporation's Articles of Incorporation and By-Laws provide that the number of directors, as determined from time to time by the Board of Directors, shall be no less than six and no more than 15. The Board of Directors has presently fixed the number of directors at 12. The Articles of Incorporation and By-Laws further provide that the directors shall be divided into three classes, Class I, Class II and Class III, with each class serving a staggered three year term and with the number of directors in each class being as nearly equal as possible.

         The Board of Directors has nominated Gebran S. Anton, Joseph F. Jeannette and Michael D. Schwartz, as Class III directors for three year terms expiring at the 2005 Annual Meeting, and upon election and qualification of their successors. Each of the nominees is presently a Class III director of the Corporation whose term expires at the April 16, 2002, Annual Meeting of Stockholders. The other members of the Board, who are Class I and Class II directors, will continue in office in accordance with their previous elections until the expiration of their terms at the 2003 or 2004 Annual Meeting.

         It is the intention of the persons named in the enclosed proxy to vote the proxy for the election of the three nominees. The proposed nominees for election as directors are willing to be elected and serve; but in the event that any nominee at the time of election is unable to serve or is otherwise unavailable for election, the Board of Directors may select a substitute nominee, and in that event the persons named in the enclosed proxy intend to vote the proxy for the person so selected. If a substitute nominee is not selected, the proxy will be voted for the election of the remaining nominees. The affirmative vote of a plurality of the votes cast is required for the nominees to be elected. Votes withheld and broker non-votes are not counted toward a nominee's total.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table presents information regarding the beneficial ownership of the Corporation's common stock as of February 1, 2002, by each of the directors (and nominees for election) of the Corporation whose terms of office will continue after the Annual Meeting, each of the executive officers named in the summary compensation table, and all directors and executive officers of the Corporation as a group.

-----------------------------------------------------------------------------------------------------------
                                                                  Amount              Percent of Class
                                                               Beneficially          Beneficially Owned
                Name of Beneficial Owner                         Owned (1)                  (9)

-----------------------------------------------------------------------------------------------------------
Gebran S. Anton .......................................         97,204  (2)                 3.64%
Joseph Catenacci.......................................         67,164  (2)                 2.52%
Raymond M. Contesti....................................         38,479  (2)                 1.44%
Salvatore Cottone......................................         72,383  (2)                 2.71%
Celestina Giles........................................         21,463  (3)                 0.80%
Bobby L. Hill..........................................         25,024  (2)                 0.94%
Joseph F. Jeannette....................................        101,230  (2)                 3.79%
Dean S. Petitpren......................................        119,632  (2)                 4.48%
Ronald R. Reed.........................................         13,309  (4)                 0.50%
Michael D. Schwartz....................................         44,290  (5)                 1.66%
Anthony R. Tersigni....................................         17,644  (6)                 0.66%
David A. Widlak........................................         44,020  (5)                 1.65%
Ray T. Colonius........................................         12,680  (7)                 0.47%
All directors and executive officers of the
   Corporation as a group (13 persons).................        674,522  (8)                24.49%
-----------------------------------------------------------------------------------------------------------

(1) Some or all of the common stock listed may be held jointly with, or for the benefit of, spouses or relatives of, or various trusts established by, the person indicated.
(2) Includes options to purchase 8,056 shares exercisable within 60 days of February 1, 2002.
(3) Includes options to purchase 9,741 shares exercisable within 60 days of February 1, 2002.
(4) Includes options to purchase 8,309 shares exercisable within 60 days of February 1, 2002.
(5) Includes options to purchase 2,200 shares exercisable within 60 days of February 1, 2002.
(6) Includes options to purchase 3,664 shares exercisable within 60 days of February 1, 2002.
(7) Includes options to purchase 9,680 shares exercisable within 60 days of February 1, 2002.
(8) Includes options to purchase 92,186 shares exercisable within 60 days of February 1, 2002.
(9) The percentages shown are based on 2,661,922 shares of the Corporation's common stock outstanding, plus the number of shares that the named person or group has the right to acquire within 60 days.

         The table below shows the beneficial ownership of the Corporation's common stock by each person who was known by the Corporation to own beneficially more than 5% of the Corporation's common stock as of February 1, 2002. The number of shares beneficially owned is based on information that has been provided to the Corporation by such person. To the best of the Corporation's knowledge, no other person owns more than 5% of the Corporation's outstanding common stock.

------------------------------------------------------------------------------------------------------------
            Name and Address                                        Shares               Percent of
           of Beneficial Owner                                Beneficially Owned        Common Stock
------------------------------------------------------------------------------------------------------------
Willard G. Pierce and Jessie M. Pierce Foundation (1)              175,000                  6.57%
   820 West Clinton Street
   Hastings, MI  49058

(1) Subsequent to February 1, 2002 a representative of the foundation advised the Corporation that the Foundation had sold shares and no longer owns 5% of the Corporation's Common Stock.

INFORMATION ABOUT DIRECTORS AND NOMINEES AS DIRECTORS

         The following table shows certain information about the directors of the Corporation. The directors listed are those whose term of office will continue after the Annual Meeting, as well as those persons who have been nominated for election as a director. All of the directors listed are also directors of the Corporation's subsidiary, Community Central Bank (the "Bank").

--------------------------------------------------------------------------------------------------------------------
                                                                         Has Served
                                                                        as a Director         Year When Term
                   Name, Age, Principal Occupation                         Since             of Office Expires
--------------------------------------------------------------------------------------------------------------------
Gebran S. Anton, 69...................................................      1996                   2002
   Co-owner; Anton, Zorn & Associates (Commercial & Industrial
     Real Estate Brokerage)
   President; Gebran Anton Development Co. (Real Estate Development)

Joseph Catenacci, 66..................................................      1996                   2003
   Chief Operating Officer; John Carlo, Inc. (Highway and Heavy
     Construction)

Raymond M. Contesti, 66...............................................      1996                   2003
   Superintendent; Clintondale Community Schools

Salvatore Cottone, 61.................................................      1996                   2004
   President; Resco, Inc. (Real Estate Development)

Celestina Giles, 54...................................................      1996                   2003
   Executive Secretary of the Bank

Bobby L. Hill, 69.....................................................      1996                   2004
   County Commissioner; Macomb County Board of Commissioners

Joseph F. Jeannette, 57...............................................      1996                   2002
   Assistant Director; Utica Community Schools

Dean S. Petitpren, 59.................................................      1996                   2004
   President; Petitpren, Inc. (Beer Distribution)

Ronald R. Reed, 54....................................................      1999                   2004
   President and CEO of the Bank

Michael D. Schwartz, 72...............................................      2001                   2002
   Vice President; Five Star Land Company (Real Estate Investment) 2001 - present
   Retired Circuit Court Judge Macomb County, 1986 - 2000

Anthony R. Tersigni, 52...............................................      1998                   2003
   Exec. Vice President & Chief Operating Officer, Ascension Health
   President & CEO, St. John Health System, 1995 - 2000

David A. Widlak, 53...................................................      1999                   2003
   Chairman of the Board and Chief Executive Officer
     of the Corporation, 2000 - present
   Investor / Consultant

In addition to serving as a member of the Board of Directors, Mr. Widlak serves as Chairman of the Corporation, Mr. Cottone serves as Chairman of the Board of the Bank, Dr. Contesti serves as President of the Corporation and Mr. Petitpren serves as Vice-President of the Corporation. Each of the directors has held the principal occupation listed in the table above for at least the past five years except as specifically indicated otherwise.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

         The Corporation has standing Audit and Compensation Committees of the Board of Directors.

         The members of the Audit Committee consist of Salvatore Cottone (Chairman), Bobby L. Hill, Joseph F. Jeannette and Michael D. Schwartz. The functions of the Audit Committee and its activities are described below under the heading "Report of the Audit Committee."

         The members of the Compensation Committee consist of Raymond M. Contesti (Chairman), and Joseph F. Jeannette. The Compensation Committee's responsibilities include considering and recommending to the Board of Directors any changes in compensation and benefits for officers of the Corporation. The Compensation Committee is also responsible for administering the Corporation's 1996 Employee Stock Option Plan.

         The Nominating Committee is responsible for reviewing and making recommendations to the Board of Directors as to its size and composition and recommending to the Board of Directors candidates for election as directors at the annual meetings, and filling any vacancies that may occur between annual meetings. The Nominating Committee will consider as potential nominees persons recommended by stockholders. Recommendations should be submitted to the Nominating Committee in care of Lisa M. Medlock, Secretary of the Corporation. Each recommendation should include a personal biography of the suggested nominee, an indication of the background or experience that qualifies such person for consideration, and a statement that such person has agreed to serve if nominated and elected. Stockholders who themselves wish to effectively nominate a person for election to the Board of Directors, as contrasted with recommending a potential nominee to the Board for its consideration, are required to comply with the advance notice and other requirements detailed in the Corporation's Articles of Incorporation.

         During the year ended December 31, 2001, there were a total of eleven meetings of the Board of Directors of the Corporation. Each director attended at least 75% of the total number of meetings of the Board of Directors and committees of the Board on which the director served that were held in 2001 during the period that the director served. There were five meetings of the Audit Committee, three meetings of the Compensation Committee and one meeting of the Nominating Committee during 2001.

         Each member of the board receives $1,250 per month, in aggregate, for services as a director of the Corporation and the Bank. In addition, Messrs. Raymond M. Contesti, Bobby L. Hill, Ronald R. Reed and David A. Widlak receive $500 a month for serving as members of the Management Committee of Community Central Mortgage Company, LLC, the Corporation's mortgage company subsidiary.

         Members of the Corporation's Board of Directors who as of June 1996 were not employees of the Corporation or any of its affiliates ("nonemployee directors") each received an option (adjusted for subsequent stock splits) to purchase 5,856 shares of common stock of the Corporation at a price of $6.83 per share, pursuant to the Corporation's 1996 Stock Option Plan for Nonemployee Directors. Under this Plan, each option was immediately exercisable for 1,464 shares when granted. Thereafter, as of the date of each annual meeting, each option became exercisable for an additional 1,464 shares until the 1999 Annual Meeting, at which time it became exercisable in full. Each option expires not later than seven years after its date of grant. Nonemployee directors who were appointed or elected after June 1, 1996, and at or before the 1999 Annual Meeting, received an option for a lesser number of shares, the number of which depended on which Annual Meeting was the first annual meeting occurring concurrently with, or after he or she became a nonemployee director.

         Under the Corporation's 1999 Stock Option Plan for Directors, which was approved by the Stockholders at the Annual Meeting held in April of 1999, the nonemployee directors and the Chairman of the Board of the Corporation received an option (as adjusted for subsequent stock splits) to purchase 4,400 shares of common stock of the Corporation at a price of $8.64 per share. Under this plan, each option was exercisable for 1,100 shares as of the 2000 Annual Meeting, and is exercisable for an additional 1,100 shares as of each subsequent Annual Meeting until it becomes exercisable in full. Each option expires not later than seven years after its date of grant. A nonemployee director or a Chairman of the Board who is appointed or elected after April 21, 1999, and at or before the 2003 Annual Meeting receives an option for a lesser number of shares, the number of which depends on which Annual Meeting is the first Annual Meeting occurring concurrently with, or after he or she became a nonemployee director or Chairman of the Board.

         On February 19, 2002, the Board of Directors adopted a 2002 Incentive Plan, subject to the approval of the stockholders. Pursuant to the plan, each director will be awarded 300 shares of common stock of the Corporation annually. The awards are made each year, on the first business day of the month following the annual meeting of stockholders, from 2002 through 2010, during the period that the director serves on the Board. The plan is being submitted to the stockholders for approval at the annual meeting and is described later in this Proxy Statement. No shares will be issued to any of the directors under the plan if the plan is not approved by the stockholders.

REPORT OF THE AUDIT COMMITTEE

         The following Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Corporation filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Corporation specifically incorporates this report by reference.

         The members of the Audit Committee consist of Salvatore Cottone, Bobby
L. Hill, Joseph F. Jeannette and Michael D. Schwartz. At least a majority of the members of the Audit Committee are independent directors as that term is defined in Rule 4200(a) of The Nasdaq Stock Market Rules. The Audit Committee's responsibilities include recommending to the Board of Directors the independent auditors to be selected, reviewing the scope of proposed audits and the procedures to be used, and the results of the audits, reviewing the adequacy and effectiveness of accounting and financial controls, and reviewing the internal auditing function and the financial statements of the Corporation.

         The Audit Committee adopted its charter during 2001, and the charter has been approved by the Board of Directors. The complete text of the charter is included in Annex A to this Proxy Statement.

         Management has the primary responsibility for the financial statements and the reporting process, including the Corporation's systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements for the year ended December 31, 2001 with management, including a discussion of the quality and the acceptability of the Corporation's financial reporting and controls.

         The Audit Committee reviewed with the independent auditors, Plante & Moran, LLP, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality and the acceptability of the Corporation's financial reporting and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including the matters required to be discussed pursuant to Statement on Auditing Standards No. 61 and No. 90 (Communications with Audit Committees). In addition, the Audit Committee has discussed with Plante & Moran LLP the auditors' independence from management and the Corporation, including the matters in the auditors' written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee has considered the compatibility of the provision of non-audit services with maintaining the auditors' independence.

         The Audit Committee also discussed with the Corporation's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets periodically with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Corporation's internal controls, and the overall quality of the Corporation's financial reporting.

         In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-KSB for the year ended December 31, 2001 for filing with the Securities and Exchange Commission. The Audit Committee also evaluated and recommended to the Board the reappointment of the Corporation's independent auditors for 2002.

                                                 Audit Committee

                                                 Salvatore Cottone
                                                 Bobby L. Hill
                                                 Joseph F. Jeannette
                                                 Michael D. Schwartz

AUDIT FEES

    The aggregate fees billed to the Corporation for 2001 by the Corporation's accounting firm, Plante & Moran LLP, are as follows:

                          Audit Fees.....................................................        $55,875
                          Financial Information Systems Design
                           and Implementation Fees.......................................           ----
                          All Other Fees.................................................         22,325
                                                                                                  ------
                          Total..........................................................        $78,200
                                                                                                 =======

SUMMARY COMPENSATION TABLE

         The following table details the compensation awarded, earned, or paid to the named executive officers for the three years ended December 31, 2001:

                                                                                           Long Term
                                                         Annual Compensation              Compensation
                                                ---------------------------------         ------------
                 Name and
                 Principal                                            Other Annual                         All Other
                 Position              Year     Salary     Bonus     Compensation (1)       Options     Compensation (2)

                 --------              ----     -----      -----     ---------------        -------      ------------
David A. Widlak,                       2001   $      0    $40,000        $18,792                0          $    0
Chairman of the Board                  2000   $      0    $15,000        $12,000                0          $    0
   and CEO of the Corporation          1999   $      0    $     0        $ 1,000            4,400          $    0

Ronald R. Reed,                        2001   $129,615    $25,000        $22,688           20,000          $  644
President and CEO of                   2000   $ 38,462    $15,000        $ 2,061            8,271          $    0
   the Bank

Ray T. Colonius,                       2001   $ 90,946    $20,000        $ 4,262           20,000          $2,728
   Treasurer of the Corporation        2000   $ 78,846    $20,000        $ 3,197            9,930          $  923
   and VP & CFO of the Bank            1999   $ 27,404    $     0        $     0                0          $    0

(1) These amounts represent for Mr. Widlak and Mr. Reed, fees paid to the named officers for serving as a member of the Board of Directors of the Corporation and its subsidiaries and their committees, and the value of non cash compensation attributable to the personal use of a company vehicle; and for Mr. Colonius, the value of non cash compensation attributable to the personal use of a company vehicle.

(2) This amount represents contributions made by the Bank to the 401(k) plan account of the named executive officer.

OPTIONS GRANTED IN 2001

         The following table provides information on options granted to the named executive officers during the year ended December 31, 2001:

                                     Individual Grants
                      -----------------------------------------------
                      Number of         % of Total
                        Shares           Options
                      Underlying        Granted to     Exercise or
                       Options          Employees      Base Price     Expiration
      Name             Granted           in 2001        Per Share        Date
-----------------     ---------         ---------      ----------     ----------
David A. Widlak         None              ----            N/A             N/A

Ronald R. Reed          12,764              22%           $5.73        05-07-2011
                         7,236              12%           $6.05        05-24-2011

Ray T. Colonius         12,765              22%           $5.73        05-07-2011
                         7,235              12%           $6.05        05-24-2011

AGGREGATED STOCK OPTION EXERCISES IN 2001 AND YEAR END OPTION VALUES

         The following table provides information on the exercise of stock options during the year ended December 31, 2001, by the named executive officers, and the value of unexercised options at December 31, 2001:

                                                                                      Value of
                                                        Number of                  Unexercised
                                                       Unexercised                "In-the-Money"
                          Shares                        Options at                  Options at
                        Acquired on    Value            12-31-2001                12-31-2001 (1)
      Name               Exercise     Realized   Exercisable / Unexercisable  Exercisable / Unexercisable
---------------------    --------     --------   ---------------------------  ---------------------------
David A. Widlak            None          N/A            2,200 /  2,200            $ 2,948 / $ 2,948

Ronald R. Reed             None          N/A            8,309 / 19,962            $23,198 / $54,699

Ray T. Colonius            None          N/A            9,680 / 20,250            $27,905 / $55,977

(1) Values are calculated by subtracting the exercise price of the option from the fair market value of the underlying common stock. For purposes of this table, fair market value is deemed to be $8.50 per share, the average of the closing high bid and low asked prices reported by the Nasdaq National Market as of December 31, 2001.

CERTAIN TRANSACTIONS

         The Bank has had, and expects to have in the future, loan and other financial transactions in the ordinary course of business with the Corporation's directors, executive officers, and principal stockholders and their associates. All such transactions (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the time for comparable transactions with other persons, and (iii) in the opinion of management, did not involve more than the normal risk of collectibility, or present other unfavorable features.

         As of December 31, 2001, the Bank had outstanding 41 loans to the directors and executive officers of the Corporation, totaling approximately $4.0 million in aggregate amount under commitments totaling approximately $7.1 million.

         The main office building of the Corporation and the Bank is being leased from T.A.P. Properties, LLC, a company owned by two directors; Gebran Anton and Dean Petitpren. The lease commenced in 1996 and has a term of 15 years. The monthly lease payments are currently $12,500 per month, and increase over the term of the lease to $16,531 per month in the final five years of the lease. The Bank also leases an office suite in a building that is owned by Mr. Anton. The lease has a term of five years, and commenced in 1997. The monthly lease payments were $2,148 per month during the first year of the lease and increased over the term of the lease to its present amount of $2,274 per month. This five year lease is scheduled to expire in May of 2002. The terms of these leases and rent payments were similar to those prevailing at the time they were signed, for comparable leases in the local market.

                               PROPOSAL TO APPROVE
             COMMUNITY CENTRAL BANK CORPORATION 2002 INCENTIVE PLAN


         On February 19, 2002, the Board of Directors unanimously approved the adoption of the Community Central Bank Corporation 2002 Incentive Plan (the "Plan") and directed that it be submitted to shareholders for approval.

         The Board of Directors believes that stock options and other stock-based incentives play an important role in attracting and retaining the services of outstanding employees and directors and in linking the interests and efforts of these persons to the long-term interest of the Corporation's shareholders. Employees whose performance or contributions, in the judgment of the Compensation Committee, benefit or will benefit the Corporation will be eligible for awards under the Plan. Awards to employees may be made in the form of grants of stock options, stock appreciation rights ("SARs"), restricted or non-restricted stock or units denominated in stock, cash awards, performance awards, or any combination of these. As of March 1, 2002, approximately 75 employees were eligible to participate in the Plan. In addition, under the Plan, automatic annual awards of common stock will be made to directors of the Corporation. As of March 1, 2002, there were 12 directors of the Corporation who would receive stock awards under the Plan. In the event that the proposed Plan is not approved by the shareholders, it will not become effective.

         The proposed Plan is set forth in Appendix B to this Proxy Statement. The principal features of the Plan are described below.

GENERAL INFORMATION

         The Plan will be administered by the Compensation Committee of the Board of Directors, or such other committee as the Board of Directors may from time to time appoint. The Committee is comprised of non-employee directors. The Committee establishes the terms and conditions of awards granted under the Plan, subject to certain limitations in the Plan. The Committee may delegate to the Chairman of the Board, the President and to other senior officers of the Corporation its duties under the Plan, except that no such delegation may be made in the case of actions with respect to participants who are subject to
Section 16 of the Securities Exchange Act of 1934 or are "covered employees" under Section 162(m) of the Internal Revenue Code.

         The Plan provides for awards to be made with respect to a maximum of 130,000 shares of common stock of the Corporation, of which up to 40,000 shares will be available for awards to directors and the remainder will be available for awards to employees. The number of shares of common stock subject to awards that are forfeited or terminated, expire unexercised, are settled in cash in lieu of common stock, or in a manner such that all or some of the shares covered by them are not issued or are exchanged for awards that do not involve common stock, will again immediately become available for awards under the Plan.

         In any one calendar year, no individual may receive awards under the Plan consisting of options or SARs that are exercisable for more than 20,000 shares or awards consisting of common stock or units denominated in common stock covering more than 15,000 shares, or a cash award in excess of $200,000.

         The Plan provides that the number of shares reserved for issuance under the Plan, as well as the awards to be made under the Plan, and the stock based limits on awards, will be adjusted proportionally by the Board to reflect any stock dividends or splits, or other subdivisions or consolidations of the common stock of the Corporation.

         The Board may amend, modify, suspend or terminate the Plan for the purpose of addressing any changes in legal requirements or for any other purpose permitted by law, except that no amendment that would impair the rights of any participant with respect to any award may be made without the consent of the participant.

         No award or any other benefit under the Plan is transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, provided that the Committee may authorize all or a portion of any nonqualified stock option granted to a participant to be transferable for no consideration to certain immediate family members, a trust solely for the benefit of the participant or such immediate family members, or a partnership or limited liability company in which the only partners are the Participant or such immediate family members or trusts.

EMPLOYEE AWARDS

         The following types of awards may be made to employees under the Plan:

         Stock Options. The Committee may grant either incentive stock options, which comply with Section 422 of the Code, or nonqualified stock options. The Committee will set option exercise prices and terms. Regardless of option type, however, the exercise price of an option may not be less than the fair market value of the Corporation's common stock on the date of grant. The fair market value of the common stock on March 8, 2002 was $7.58 per share.

         SARs. SARs are rights to receive a payment, in cash or common stock of the Corporation, equal to the excess of the fair market value or other specified valuation of a specified number of shares of common stock of the Corporation on the date the rights are exercised over a specified strike price. The Committee may grant SARs either singly or in combination with an underlying stock option under the Plan. The terms of a SAR will be established by the Committee.

         Stock Awards. The Committee may grant awards of common stock of the Corporation or denominated in units of common stock. The terms of any Stock Awards will be established by the Committee. The Committee may decide to include dividends or dividend equivalents as part of an award.

         Cash Awards. Cash Awards consist of grants denominated in cash. The terms of any Cash Awards will be established by the Committee.

         Performance Awards. The Committee may elect to grant any of the employee awards in the form of a Performance Award under which the grant may be subject to the attainment of one or more performance goals. A Performance Award will be paid, vested or otherwise deliverable solely upon the attainment of one or more pre-established, objective performance goals established by the Committee. A performance goal may be based upon one or more business criteria that apply to the employee, one or more business units of the Corporation or a subsidiary or the Corporation as a whole, including the following: revenue, net income, stock price, stockholder return, earnings per share, market performance, return on equity, return on assets or new business contract values. A performance goal will be established by the Committee prior to the earlier of
(x) 90 days after the start of the period of service to which the goal relates and (y) the lapse of 25% of the period of service, but in any event while the outcome is substantially uncertain.

DIRECTOR AWARDS

         Set forth below is a summary of the awards that will be made to directors under the Plan.

         Annual Stock Awards. Under the terms of the Plan, each director will receive an annual award of 300 shares of common stock of the Corporation. The awards will be made automatically to each director on the first business day of the month following the annual meeting of shareholders, during the period that the director serves on the Board of Directors of the Corporation, from 2002 through 2010.

U.S. FEDERAL INCOME TAX CONSEQUENCES

         The Corporation has been advised by counsel that the material U.S. federal income tax consequences to the Corporation and its employees and directors of the grant and exercise of awards under existing and applicable provisions of the Code and regulations will generally be as set forth below. This summary does not purport to be complete, and does not cover, among other things, state and local tax treatment.

         Stock Options. The grant of an incentive stock option or a nonqualified stock option would not result in income for the grantee or in a deduction for the Corporation.

         The exercise of a nonqualified stock option would result in ordinary income for the grantee and a deduction for the Corporation measured by the difference between the option exercise price and the fair market value of the shares received at the time of exercise. Tax withholding would be required for employees.

         The exercise of an incentive stock option would not result in ordinary income for the grantee if the grantee (i) does not dispose of the shares within two years from the date of option grant or one year from the date of option exercise, and (ii) is an employee of the Corporation or a qualifying subsidiary of the Corporation from the date of grant and through and until three months before the exercise date. If these requirements are met, the basis of the shares upon later disposition would be the option exercise price. Any gain will be taxed to the grantee as long-term capital gain and the Corporation would not be entitled to a deduction. The excess of the market value of the shares on the exercise date over the option exercise price is an item of tax preference, potentially subject to the alternative minimum tax.

         If the grantee disposes of the shares prior to the expiration of either of the holding periods, the grantee would recognize ordinary income and the Corporation would be entitled to a deduction equal to the lesser of the fair market value of the shares on the exercise date minus the option exercise price or the amount realized on disposition minus the option exercise price. Any gain in excess of the ordinary income portion would be taxable as long-term or short-term capital gain. Tax withholding may be required for employees.

         SARs. The grant of a SAR would not result in income for the grantee or in a deduction for the Corporation. Upon the exercise of a SAR, the grantee would recognize ordinary income and the Corporation would be entitled to a deduction measured by the fair market value of the shares plus any cash received. Tax withholding would be required for employees.

         Cash Awards; Stock Awards. A grantee will recognize ordinary income upon receipt of cash pursuant to a Cash Award or Performance Award. A grantee will not have taxable income upon the grant of a Stock Award in the form of units denominated in common stock of the Corporation, but rather will generally recognize ordinary income at the time he or she receives common stock or cash in satisfaction of such award in an amount equal to the fair market value of the common stock or cash received. In general, a grantee will recognize ordinary income as a result of the receipt of common stock pursuant to a Stock Award or Performance Award in an amount equal to the fair market value of the common stock when it is received, although if the stock is not transferable and is subject to a substantial risk of forfeiture when received, the grantee will recognize ordinary income in an amount equal to the fair market value of the common stock when it first becomes transferable or is no longer subject to a substantial risk of forfeiture. Tax withholding would be required for employees.

         Section 162(m). Compensation of the named executive officers of the Corporation may be subject to the tax deduction limits of section 162(m) of the Internal Revenue Code. Stock Options, SARs, and Cash Awards that qualify as "performance-based compensation" are excluded from the deduction limits under section 162(m). If approved by the Corporation's shareholders, the Plan will enable the Committee to grant stock options, SARs and annual incentive bonuses (in the form of Cash Awards under the Plan) that will be fully tax deductible by the Corporation.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE INCENTIVE PLAN.

                        SELECTION OF INDEPENDENT AUDITOR

         The Board of Directors has selected Plante & Moran, LLP as the Corporation's principal independent auditor for the year ending December 31, 2002. Representatives of Plante & Moran plan to attend the Annual Meeting of Stockholders, will have the opportunity to make a statement if they desire to do so, and will respond to appropriate questions by stockholders.


                  SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

         A proposal submitted by a stockholder for the 2003 Annual Meeting of Stockholders should be sent to Lisa Medlock; Corporate Secretary, at 100 North Main Street, PO Box 7, Mount Clemens, MI 48046-0007. Proposals must be received by November 18, 2002, in order to be eligible to be included in the Corporation's Proxy Statement for that meeting.


                                  OTHER MATTERS

         The Board of Directors does not know of any other matters to be brought before the Annual Meeting. If other matters are presented upon which a vote may properly be taken, it is the intention of the persons named in the proxy to vote the proxies in accordance with their best judgment.

                                                                         ANNEX A

                       COMMUNITY CENTRAL BANK CORPORATION
                             AUDIT COMMITTEE CHARTER

ORGANIZATION

There shall be a committee of the Board of Directors to be known as the Audit Committee. The Audit Committee shall be composed of directors who are (or while the corporation is a small business issuer for purposes of Regulation S-B of the Securities and Exchange Commission, a majority of the directors who are) independent of the management of the corporation and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member.


STATEMENT OF POLICY

The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practice of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors, and the financial management of the corporation. This Charter shall be reviewed and approved annually by both the Audit Committee and the Board of Directors.


RESPONSIBILITIES

In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the Audit Committee will:

- Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the corporation and its subsidiaries, evaluate them, and where appropriate recommend replacing the independent auditors. The independent auditors are accountable to the Board of Directors and the Audit Committee, as representatives of the shareholders. The Audit Committee will review the independent audit fees negotiated by management for each annual audit of the corporation.


- Ensure the receipt from the independent auditors of a formal written statement delineating all relationships between the independent auditors and the corporation, consistent with Independence Standards Board Standard 1, communicate with the independent auditors regarding any relationships that may impact the objectivity and independence of the independent auditors, and take or recommend that the full Board take appropriate action to oversee the independence of the independent auditors.

- Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year, the audit procedures to be utilized, and any consulting, tax, or other non-audit procedures to be provided to the corporation or its subsidiaries, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

- Review with the independent auditors, the corporation internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper, and in the areas of conflicts of interest, regulatory requirements, and financial reporting procedures.

- Review the internal audit function of the corporation including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

- Receive prior to each meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

- Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

- Review and approve the annual proxy disclosure regarding the activities and report of the Audit Committee for the year.

- Provide sufficient opportunity for the internal and independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporation's financial records, accounting standards, and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

- Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

- Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

COMPOSITION AND MEMBERSHIP

The Audit Committee shall be composed of at least three (3) directors. Each member of the Audit Committee must be financially literate, defined as the ability to read and understand fundamental financial statements, or become so within a reasonable period of time after their appointment. Except while the corporation is a small business issuer for purposes of Regulation S-B of the Securities and Exchange Commission, additionally, at least one Audit Committee member shall have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Appointments to the Audit Committee shall be made by the Board of Directors. Members shall be appointed annually for a term of one (1) year; subject to the discretion of the Board of Directors to remove and replace any member of the Audit Committee at any time. The chairman of the Audit Committee will be chosen by the Board of Directors or the Chairman of the Board of Directors. The chairman of the Audit Committee, when present, shall preside over the meetings of the Audit Committee and may call special meetings, in addition to those regularly scheduled.


MEETINGS

The Audit Committee shall generally meet four times per year with special meetings called by the committee chairman as necessary.

                                                                         ANNEX B

                       COMMUNITY CENTRAL BANK CORPORATION
                               2002 INCENTIVE PLAN


         1. Plan. This Incentive Plan of Community Central Bank Corporation (the "Plan"), subject to approval by the shareholders of Community Central Bank Corporation (the "Company"), shall be effective as of April 16, 2002.

         2. Objectives. This Plan is designed to attract and retain key employees of the Company and its Subsidiaries (as hereinafter defined), to attract and retain qualified directors of the Company, to encourage the sense of proprietorship of such employees and Directors, and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries. These objectives are to be accomplished by making Awards (as hereinafter defined) under this Plan and thereby providing Participants (as hereinafter defined) with a proprietary interest in the growth and performance of the Company and its Subsidiaries.

         3. Definitions. As used herein, the terms set forth below shall have the following respective meanings:

         "Annual Director Award Date" means, for each year, the first business day of the month next succeeding the date upon which the annual meeting of shareholders of the Company is held in such year.

         "Authorized Officer" means the Chairman of the Board or the President of the Company (or any other senior officer of the Company to whom the Committee (as hereinafter defined) or the Chairman of the Board or President shall delegate the authority to execute any Award Agreement).

         "Award" means an Employee Award or a Director Award.

         "Award Agreement" means any Employee Award Agreement or Director Award Agreement.

         "Board" means the Board of Directors of the Company.

         "Cash Award" means an award denominated in cash.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Committee" means the Compensation Committee of the Board or such other committee of the Board as is designated by the Board to administer the Plan.

         "Common Stock" means the Common Stock, no par value, of the Company.

         "Director" means an individual serving as a member of the Board.

         "Director Award" means the grant of a Stock Award to a Director pursuant to Section 9 hereof.

         "Director Award Agreement" means a written agreement between the Company and a Participant who is a Director setting forth the terms, conditions and limitations applicable to a Director Award.

         "Dividend Equivalents" means, with respect to shares of Restricted Stock that are to be issued at the end of the Restriction Period, an amount equal to all dividends and other distributions (or the economic equivalent thereof) which are payable to shareholders of record during the Restriction Period on a like number of shares of Common Stock.

         "Employee" means an employee of the Company or any of its Subsidiaries.

         "Employee Award" means the grant of any Option, SAR, Stock Award, Cash Award or Performance Award, whether granted singly, in combination or in tandem, to a Participant who is an Employee pursuant to such applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

         "Employee Award Agreement" means a written agreement between the Company and a Participant who is an Employee setting forth the terms, conditions and limitations applicable to an Employee Award.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

         "Fair Market Value" of a share of Common Stock means, as of a particular date, (i) if shares of Common Stock are listed on a national securities exchange, the mean between the highest and lowest sales price per share of Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was reported, (ii) if shares of Common Stock are not so listed but are quoted on the Nasdaq Stock Market, the mean between the highest and lowest sales price per share of Common Stock reported by the Nasdaq Stock Market on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (iii) if the Common Stock is not so listed or quoted but are traded in the over-the-counter market, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by the Nasdaq Stock Market, or, if not reported by the Nasdaq Stock Market, by the National Quotation Bureau Incorporated, or
(iv) if a determination pursuant to the provisions of clause (i), (ii) or (iii) above is not practical, then such amount as may be determined by the Committee in its discretion.

         "Incentive Option" means an Option that is intended to comply with the requirements set forth in Section 422 of the Code.

         "Noncompetition Provisions" has the meaning set forth in paragraph 8(c) hereof.

         "Nonqualified Option" means an Option that is not an Incentive Option.

         "Option" means a right to purchase a specified number of shares of Common Stock at a specified price.

         "Participant" means an Employee or Director to whom an Award has been made under this Plan.

         "Performance Award" means an award made pursuant to this Plan to a Participant who is an Employee that is subject to the attainment of one or more Performance Goals.

         "Performance Goal" means a standard established by the Committee, to determine in whole or in part whether a Performance Award shall be earned.

         "Restricted Stock" means any Common Stock that is restricted or subject to forfeiture provisions.

         "Restriction Period" means a period of time beginning as of the date upon which an Award of Restricted Stock is made pursuant to this Plan and ending as of the date upon which the Common Stock subject to such Award is no longer restricted or subject to forfeiture provisions.

         "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act, or any successor rule.

         "SAR" means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the right is exercised over a specified strike price (in each case, as determined by the Committee).

         "Stock Award" means an award in the form of shares of Common Stock or units denominated in shares of Common Stock.

         "Subsidiary" means (i) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing more than 50% of the combined voting power of the shares of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the shareholders of such corporation and (ii) in the case of a partnership, limited liability company or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns more than 50% of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise).

         4. Eligibility.

         (a) Employees. Employees eligible for Employee awards under this Plan shall consist of those Employees whose performance or contribution, in the judgment of the Committee, benefits or will benefit the Company.

         (b) Directors. Directors eligible for Director Awards under this Plan are those who are Directors of the Company.

         5. Common Stock Available for Awards. Subject to the provisions of paragraph 15 hereof, the aggregate number of shares of Common Stock that may be issued under the Plan for Awards granted wholly or partly in Common Stock (including rights or options which may be exercised for or settled in Common Stock) is 130,000 shares, of which an aggregate of not more than 40,000 shares shall be available for Director Awards and the remainder (including any of the 40,000 shares not used for Director Awards) shall be available for Employee Awards, including Incentive Options (provided, that no Award of an Incentive Option with respect to such shares shall be made on or after February 1, 2012). The number of shares of Common Stock that are the subject of any Awards that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or in a manner such that all or some of the shares covered by the Award are not issued to a Participant or are exchanged for Awards that do not involve Common Stock, shall again immediately become available for issuance under Awards hereunder. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges, automated quotation systems and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to Awards.

         6. Administration.

         (a) This Plan shall be administered by the Committee. The Board, in its sole discretion may exercise any authority of the Committee under the Plan in lieu of the Committee's exercise thereof, in which instances references to the Committee shall refer to the Board. To the extent required (i) in order for Employee Awards to be exempt from Section 16 of the Exchange Act by virtue of the provision of Rule 16b-3, the Committee shall be the Board or shall consist of at least two members of the Board who meet the requirements of the definition of "non-employee director" set forth in Rule 16b-3 promulgated under the Exchange Act, and (ii) with respect to any Award that is intended to qualify as "performance-based compensation" under Section 162(m) of the Code, the Committee shall consist of two or more directors, each of whom meets the definition of "outside director" under said Section 162(m).

         (b) Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions which are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and to adopt, amend and rescind such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. The Committee may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of this Plan or an Award or otherwise amend or modify an Award in any manner that is either (i) not adverse to the Participant to whom such Award was granted or (ii) consented to by such Participant. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

         (c) No member of the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of paragraph 7 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or own willful misconduct or as expressly provided by statute.

         7. Delegation of Authority. The Committee may delegate to the Chairman of the Board, the President or to other senior officers of the Company any of its duties under this Plan pursuant to such conditions or limitations as the Committee may establish, except that the Committee may not delegate to any person the authority to grant Awards to, or take other action with respect to, Participants who at the time of such awards or action are subject to Section 16 of the Exchange Act or are "covered employees" as defined in Section 162(m) of the Code.

         8. Employee Awards.

         (a) The Committee shall determine the type or types of Employee Awards to be made under this Plan and shall designate from time to time the Employees who are to be the recipients of such Awards. Each Employee Award may be embodied in an Employee Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion and shall be signed by the Participant to whom the Employee Award is made and by an Authorized Officer for and on behalf of the Company. Employee Awards may consist of those listed in this paragraph 8(a) hereof and may be granted singly, in combination or in tandem. Employee Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan or any other employee plan of the Company or any of its Subsidiaries, including the plan of any acquired entity. An Employee Award may provide for the grant or issuance of additional, replacement or alternative Employee Awards upon the occurrence of specified events, including the exercise of the original Employee Award granted to a Participant. All or part of an Employee Award may be subject to conditions established by the Committee, which may include, but are not limited to, continuous service with the Company or its Subsidiaries, achievement of specific business objectives, increases in specified indices, attainment of specified growth rates and other comparable measurements of performance. Upon the termination of employment by a Participant who is an Employee, any unexercised, deferred, unvested or unpaid Employee Awards shall be treated as set forth in the applicable Employee Award Agreement.

                  (i) Stock Option. An Employee Award may be in the form of an Option. An Option awarded pursuant to this Plan may consist of an Incentive Option or a Nonqualified Option. The price at which shares of Common Stock may be purchased upon the exercise of an Incentive Option shall be not less than the Fair Market Value of the Common Stock on the date of grant. The price at which shares of Common Stock may be purchased upon the exercise of a Nonqualified Option shall be not less than the Fair Market Value of the Common Stock on the date of grant. Incentive Options shall only be issued to employees of the Company, or any Subsidiary of the Company whose employees are eligible to receive Incentive Options under the Code. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Options awarded pursuant to this Plan, including the term of any Options and the date or dates upon which they become exercisable, shall be determined by the Committee.

                  (ii) Stock Appreciation Right. An Employee Award may be in the form of an SAR. The terms, conditions and limitations applicable to any SARs awarded pursuant to this Plan, including the term of any SARs and the date upon which they become exercisable, shall be determined by the Committee.

                  (iii) Stock Award. An Employee Award may be in the form of a Stock Award. The terms, conditions and limitations applicable to any Stock Awards granted pursuant to this Plan shall be determined by the Committee.

                  (iv) Cash Award. An Employee Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to any Cash Awards granted pursuant to this Plan shall be determined by the Committee.

                  (v) Performance Award. Without limiting the type or number of Employee Awards that may be made under the other provisions of this Plan, an Employee Award may be in the form of a Performance Award. A Performance Award shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Committee prior to the earlier to occur of (x) 90 days after the commencement of the period of service to which the Performance Goal relates and (y) the elapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. A Performance Goal may be based on one or more of business criteria that apply to the individual, one or more business units of the Company or a Subsidiary, or the Company as a whole, and may include one or more of the following criteria: revenue, net income, Common Stock price, shareholder return, shareholder value, economic value, earnings per share, market performance, return on assets, return on equity, earnings, operating profits, cash flow, working capital costs, new business contract values, and/or such other financial, accounting or quantitative metric determined by the

         Committee. A Performance Goal may, but need not be, based upon a change or an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo, limiting economic losses, or a relative comparison of performance to the performance of a peer group or other external or internal measure (measured, in each case, by reference to specific business criteria). A Performance Goal may include or exclude items to measure specific objectives, including, without limitation, extraordinary or other non-recurring items, acquisitions and divestitures, internal restructuring and reorganizations, accounting charges and effects of accounting changes. In interpreting Plan provisions applicable to Performance Goals and Performance Awards applicable to Awards to employees who are "covered employees" under Section 162(m) of the Code, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulations Section 1.162-27(e)(2), and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals to any such "covered employee", the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Performance Awards made pursuant to this Plan shall be determined by the Committee.

         (b) Notwithstanding anything to the contrary contained in this Plan, the following limitations shall apply to any Employee Awards made hereunder:

                  (i) No Participant may be granted, during any calendar year period, Employee Awards consisting of Options or SARs that are exercisable for more than 20,000 shares of Common Stock, subject to adjustment pursuant to the provisions of paragraph 15 hereof;

                  (ii) No Participant may be granted, during any calendar year period, Employee Awards consisting of shares of Common Stock or units denominated in such shares (other than any Employee Awards consisting of Options or SARs) covering or relating to more than 15,000 shares of Common Stock, subject to adjustment pursuant to the provisions of paragraph 15 hereof (the limitation set forth in this clause (ii), together with the limitation set forth in clause (i) above, being hereinafter collectively referred to as the "Stock Based Awards Limitations"); and

                  (iii) No Participant may be paid under any Employee Awards consisting of Cash Awards or any other form permitted under this Plan (other than Employee Awards consisting of Options or SARs or otherwise consisting of shares of Common Stock or units denominated in such shares) in respect of any calendar-year period an amount in excess of $200,000.

         (c) Awards shall be subject to such restrictions and other provisions relating to competition or other conduct detrimental to the Company as determined by the Committee.

         9. Director Awards of Common Stock.

         (a) Each Director of the Company shall be granted Director Awards in accordance with this paragraph 9 and subject to the applicable terms, conditions and limitations set forth in this Plan and the applicable Director Award Agreement. Notwithstanding anything to the contrary contained herein, Director Awards shall not be made in any year in which a sufficient number of shares of Common Stock are not available to make such Awards under this Plan.

         (b) On each Annual Director Award Date occurring on or after January 1, 2002 and on or before December 31, 2010, each Director shall automatically be granted a Stock Award of 300 shares of Common Stock. Each Director Award may be accompanied by a Director Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Board or Committee in its discretion, and shall be signed by the Participant to whom the Director Award is granted and may be signed by an Authorized Officer for and on behalf of the Company.

         10. Payment of Awards.

         (a) General. Payment of Employee Awards may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Committee shall determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions. If payment of an Employee Award is made in the form of Restricted Stock, the Employee Award Agreement relating to such shares shall specify whether they are to be issued at the beginning or end of the Restriction Period. In the event that shares of Restricted Stock are to be issued at the beginning of the Restriction Period, the certificates evidencing such shares (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto. In the event that shares of Restricted Stock are to be issued at the end of the Restricted Period, the right to receive such shares shall be evidenced in such manner as the Committee may determine.

         (b) Deferral. With the approval of the Committee, payments in respect of Employee Awards may be deferred, either in the form of installments or a future lump sum payment. The Committee may permit selected Participants to elect to defer payments of some or all types of Employee Awards in accordance with procedures established by the Committee. Any deferred payment of an Employee Award, whether elected by the Participant or specified by the Employee Award Agreement or by the Committee, may be forfeited if and to the extent that the Employee Award Agreement so provides.

         (c) Dividends and Interest. Rights to dividends or Dividend Equivalents may be extended to and made part of any Employee Award consisting of shares of Common Stock or units denominated in shares of Common Stock, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and Dividend Equivalents for Employee Awards consisting of shares of Common Stock or units denominated in shares of Common Stock.

         (d) Substitution of Awards. At the discretion of the Committee, a Participant who is an Employee may be offered an election to substitute an Employee Award for another Employee Award or Employee Awards of the same or different type.

         11. Stock Option Exercise. The price at which shares of Common Stock may be purchased under an Option shall be paid in full at the time of exercise in cash or if elected by the optionee, the optionee may purchase such shares by means of tendering Common Stock or, if approved by the Committee, by surrendering another Award, including Restricted Stock, valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for Participants who are Employees to tender Common Stock (including by attestation of ownership) or other Employee Awards; provided that any Common Stock that is or was the subject of an Employee Award may be so tendered only if it has been held by the Participant for six months. The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Employee Award. Unless otherwise provided in the applicable Award Agreement, in the event shares of Restricted Stock are tendered as consideration for the exercise of an Option, a number of the shares issued upon the exercise of the Option, equal to the number of shares of Restricted Stock used as consideration therefor, shall be subject to the same restrictions as the Restricted Stock so submitted as well as any additional restrictions that may be imposed by the Committee.

         12. Tax Withholding. The Company shall have the right to deduct applicable taxes from any Employee Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, or if later, the date of income recognition, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Employee Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made. The Committee may provide for loans, on either a short term or demand basis, from the Company to a Participant who is an Employee to permit the payment of taxes required by law.

         13. Amendment, Modification, Suspension or Termination. The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any charges in legal requirements or for any other purpose permitted by law, except that no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant.

         14. Assignability. Except as provided below, no Award or any other benefit under this Plan shall be assignable or otherwise transferable except by will or the laws of descent and distribution or as required pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. Notwithstanding the foregoing, the Committee may, in its discretion, authorize all or a portion of the Nonqualified Options granted to a Participant to be transferable to:

         (a) the spouse, parents, children, stepchildren, grandchildren or legal dependents of the Participant ("Immediate Family Members");

         (b) a trust or trusts solely for the benefit of the Participant and/or such Immediate Family Members, or;

         (c) a partnership or limited liability company in which the only partners or members, as applicable, are the Participant, such Immediate Family Members and/or a trust or trusts solely for the benefit of the Participant and/or such Immediate Family Members;

provided that:

                  (i)      there may be no consideration for any such transfer;

                  (ii) the Employee Award Agreement pursuant to which such Options are granted expressly provides for transferability in a manner consistent with this paragraph 14, and

                  (iii) subsequent transfers of transferred Options shall be prohibited except those to the Participant or individuals or entities described in clauses (a), (b) or (c) above, or by the laws of descent or distribution.

Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, including but not limited to, the restrictions or other provisions relating to competition or other conduct detrimental to the Company, and (ii) the obligation of the Participant for payment of taxes with respect to the exercise of such Options and the rights of the Company to withhold such taxes from the Participant or to otherwise require the Participant to satisfy all obligations for the withholding of such taxes as contemplated by paragraph 12 above. The provisions relating to the period of exercisability and expiration of the Option shall continue to be applied with respect to the original Participant, and the Options shall be exercisable by the transferee only to the extent, and for the periods, set forth in the Employee Award Agreement.

         The Committee may prescribe and include in applicable Award Agreements other restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of this paragraph 14 shall be null and void.

         15. Adjustments.

         (a) The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

         (b) In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then (i) the number of shares of Common Stock reserved under this Plan, (ii) the number of shares of Common Stock covered by outstanding Awards in the form of Common Stock or units denominated in Common stock, (iii) the exercise or other price in respect of such Awards, (iv) the appropriate Fair Market Value and other price determinations for such Awards,
(v) the number of shares of Common Stock automatically granted pursuant to paragraph 9 hereof, and (vi) the Stock Based Awards Limitations shall each be proportionately adjusted by the Board to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Board or Committee shall make appropriate adjustments to (i) the number of shares of Common Stock covered by Awards in the form of Common Stock or units denominated in Common Stock, (ii) the exercise or other price in respect of such Awards,
(iii) the appropriate Fair Market Value and other price determinations for such Awards, (iv) the number of shares of Common Stock automatically granted pursuant to paragraph 9 hereof and (v) the Stock Based Awards Limitations to give effect to such transaction shall each be proportionately adjusted by the Board to reflect such transaction; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without exceeding the value of such Awards. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board shall be authorized to issue or assume Awards by means of substitution of new Awards, as appropriate, for previously issued Awards or an assumption of previously issued Awards as part of such adjustment.

         16. Restrictions. No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. It is the intent of the Company that this Plan comply with Rule 16b-3 with respect to persons subject to Section 16 of the Exchange Act unless otherwise provided herein or in an Award Agreement, that any ambiguities or inconsistencies in the construction of this Plan be interpreted to give effect to such intention, and that if any provision of this Plan is found not to be in compliance with Rule 16b-3, such provision shall be null and void to the extent required to permit this Plan to comply with Rule 16b-3. Certificates evidencing shares of Common Stock certificates delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions. Any Award Agreement may include representations, warranties and agreements by the Participant that the Committee deems appropriate to establish that an exemption from registration is available under any applicable securities law.

         17. Unfunded Plan. Insofar as it provides for Awards of cash, Common Stock or rights thereto, this Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award of cash, Common Stock or rights thereto under this Plan shall be base solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board or the Committee shall be required to give any security bond for the performance of any obligation that may be created by this Plan.

         18. Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Michigan.

COMMUNITY CENTRAL BANK
CORPORATION
C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940

                       COMMUNITY CENTRAL BANK CORPORATION

Dear Stockholder:

Please take note of the important information enclosed with this proxy card. You are requested to vote on the election of directors and 2002 Incentive Plan, as discussed in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign and date the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders, April 16, 2002.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

David A. Widlak
Chairman of the Board and
 Chief Executive Officer







                                  DETACH HERE

[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE

-----------------------------------------
   COMMUNITY CENTRAL BANK CORPORATION
-----------------------------------------

   1.  Election of Directors.                                                                       FOR       AGAINST       ABSTAIN
                  (01) GEBRAN S. ANTON            2. Proposal to approve the 2002 Incentive Plan.   [ ]         [ ]           [ ]
                  (02) JOSEPH F. JEANNETTE
                  (03) MICHAEL D. SCHWARTZ

             FOR                     WITHHOLD     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL NOMINEES
             ALL  [ ]           [ ]  FROM ALL     AND FOR THE 2002 INCENTIVE PLAN.
          NOMINEES                   NOMINEES

      [ ]_______________________________________  3. In their discretion, the proxies are authorized to vote upon any other
         For all nominees except as noted above      business that may properly come before the meeting, or at any adjournment(s) thereof.



                                                     Mark box at right if an address change or comment has been    [ ]
                                                     noted on the reverse side of this card.

                                                     Please be sure to sign and date this Proxy.



Signature: _______________________________  Date: _____________  Signature: _________________________________  Date: ______________

                                  DETACH HERE


                       COMMUNITY CENTRAL BANK CORPORATION

                             100 NORTH MAIN STREET
                            MOUNT CLEMENS, MI 48043

                ANNUAL MEETING OF STOCKHOLDERS - APRIL 16, 2002
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Ronald R. Reed and David A. Widlak, or either of them, with full power of substitution in each, as proxies to vote all of the shares of common stock of Community Central Bank Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Community Central Bank Corporation to be held at Fern Hill Country Club, 17600 Clinton River, Clinton Township, Michigan 48036, on Tuesday, April 16, 2002, at 9:00 a.m., and at any adjournment or adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES AND "FOR" THE 2002 INCENTIVE PLAN.

                      PLEASE VOTE, DATE AND SIGN ON REVERSE, AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.
Please sign exactly as your name(s) appear(s) hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation or partnership, the signature should be that of an authorized person who should state his or her title.

HAS YOUR ADDRESS CHANGED?                  DO YOU HAVE COMMENTS?
___________________________________        _____________________________________

___________________________________        _____________________________________

___________________________________        _____________________________________